Mark Heckert                      100 Church Street
                       Head of Pricing and Analytics     New York, NY 10007
                       ICE Data Services                 Tel: 212 497 3316
                                                         Mob: 781 264 4907
                                                         Mark.heckert@theice.com


ICE Data Services



September 10, 2019



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:   The First Trust Combined Series 594

Gentlemen:

We have examined the Registration Statement File No. 333-233369, for the referenced Trust and acknowledge that ICE Data Pricing & Reference Data, LLC is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 594. We hereby consent to the reference to ICE Data Pricing & Reference Data, LLC as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Very truly yours,



Mark Heckert
President